SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Triple-S Management Corporation
(Exact Name of Registrant as Specified in Its Charter)

Puerto Rico (State of Incorporation or Organization)	66-0555678 (I.R.S. Employer Identification No.)

1441 F.D. Roosevelt Avenue San Juan, Puerto Rico (Address of Principal Executive Offices)	00920 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None.	None.

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, par value $1.00 per share

Item 1:  Description of Registrant’s Securities to be Registered

Information with respect to the Registrant’s Class A Common Stock, par value $1.00 per share is incorporated herein by reference to the section captioned “Description of Capital Stock” in the prospectus included in the Registrant’s registration statement on Form S-1 (Registration No. 333-142402), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “Commission”).  The Registration Statement was originally filed with the Commission on April 27, 2007 and amended on November 16, 2007 and may hereafter be amended.  Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2:  Exhibits

With respect to the Registrant’s Class A Common Stock, par value $1.00 per share, the following exhibits are filed:

3.1
Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3(i) to TSM’s Annual Report on Form 10-K for the Year Ended December 31, 2006 (File No. 0-49762) and to Exhibit 3(i) to TSM’s Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2007 (File No. 0-49762)).

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to TSM’s Form 8-K filed on October 23, 2007 (File No. 0-49762)).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Triple-S Management Corporation

By:	/s/ Ramón M. Ruiz-Comas
	Name:	Ramón M. Ruiz-Comas
	Title:	President & CEO
Date: December 12, 2007

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